EXHIBIT 10.21
-------------
                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT, dated as of June 5, 2000 (the "Agreement"), by and between 800 TRAVEL SYSTEMS, INC., a Florida corporation, (the "Company"), and MARK MASTRINI, a Florida corporation, (the "Consultant").

                  WHEREAS, the Company is presently engaged in the business of providing travel services to consumers through call centers and the Internet;

                  WHEREAS, Consultant has previously served as the Company's Chief Executive Officer and is familiar with the Company's history and operations and is therefore able to provide valuable consulting services as an independent contractor; and

                  WHEREAS, the Company wishes to assure itself of the continued services of the Consultant for the period provided in this Agreement and the Consultant is willing to serve the Company for such period upon the terms and conditions hereinafter set forth.

                  NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties, intending to be legally bound, hereby agree as follows:

         1.  ENGAGEMENT

                  The Company hereby retains Consultant to provide consulting and advisory services upon the terms and conditions herein contained, and the Consultant hereby agrees to accept such engagement for the term described below.

         2.  SERVICES

                  During the term of this Agreement, Consultant shall provide the Company with the following business advisory services:

                           (i) assisting the Company in finalizing initiatives
                  commenced during Consultant's previous employment with the Company as its Chief Executive Officer;
                           (ii) assisting the Company in the evaluation of
                  strategic relationships;
                           (iii) assisting the Company in the review and
                  assessment of potential business relationships;
                           (iv) assisting the Company with legal proceedings
                  relating to matters occurring during the time of Consultant's previous employment with the Company as its Chief Executive Officer; and
                           (v) such other related services as reasonably
                  requested by the Company from time to time.

         3.  TERM OF AGREEMENT

                  The term of this Agreement shall be one year and commence as of June 5, 2000 (the "Effective Date").

         4.  CONSULTING ACTIVITY

                  The Consultant agrees to provide consulting services at mutually agreeable times and places during the term of this Agreement not exceeding one day per month for personal appearances which must be requested at least two weeks in advance. It is understood and agreed that Consultant is an independent contractor in the performance of this Agreement and that Consultant shall perform the consulting activities under the control of the Company as to the result of such activities and not as to the means by which such result is accomplished. Consultant shall not have the authority to obligate or commit the Company in any manner whatsoever. Nothing herein shall constitute Consultant as an employee, partner or agent of the Company.

         5.  COMPENSATION

                  The Consultant shall be entitled to receive a one time base fee payment of $115,000 at the time of execution of this Agreement.

                  As additional compensation for the services rendered hereunder, the Consultant shall receive a monthly fee of $5,416.67 during the twelve month term of this Agreement, payable in monthly installments beginning upon the execution of this Agreement.

         6. RESOURCES The Company shall make available reasonable resources to Consultant for the performance of the services contemplated hereby.

         7. BUSINESS EXPENSES The Company shall reimburse the Consultant for all reasonable expenses Consultant incurs in connection with the Company's business, upon presentation by the Consultant from time to time of an itemized account of such expenditures.

         8. PAYMENTS UPON TERMINATION

                  (a) INVOLUNTARY TERMINATION. If the Consultant's engagement is terminated by the Company during the term of this Agreement, the Consultant shall be entitled to receive Consultant's base fee and any unpaid additional fees accrued through the date of termination.

                  If the termination is not for Cause as described in paragraph
(b) or a voluntary termination by the Consultant as described in paragraph (c), the Company shall also be obligated to make the monthly additional fee payments to the Consultant over the remaining term of this Agreement.

                  (b) TERMINATION FOR CAUSE. If the Consultant's engagement is terminated by the Company for Cause, the amount the Consultant shall be entitled to receive from the Company shall be limited to Consultant's base fee and any accrued through the date of termination.

                  For purposes of this Agreement, the term "Cause" shall be limited to (i) the intentional and willful failure or refusal by the Consultant to substantially perform Consultant's duties hereunder; or (ii) an act or omission of the Consultant which constitutes a willful and material breach of this Agreement which is not cured as specified below; or (iii) failure to cooperate with the Company with respect to any legal proceedings relating to periods covered by the time that Consultant was employed by the Company. Notwithstanding the foregoing, no termination pursuant to subsection (i) or (ii) shall be treated as termination for cause unless the Company has provided Consultant with at least thirty (30) days prior written notice specifying in reasonable detail the alleged breach and giving the Consultant a reasonable opportunity to correct such breach.

                  (d) VOLUNTARY TERMINATION BY THE CONSULTANT. If the Consultant resigns or otherwise voluntarily terminates Consultant's engagement before the end of the current term of this Agreement, the amount the Consultant shall be entitled to receive from the Company shall be limited to Consultant's base fee accrued through the date of termination.

         9. EFFECT OF CHANGE IN CORPORATE CONTROL

                  (a) If, at any time during the period of twelve (12) consecutive months following the occurrence of a Change in Corporate Control, the Consultant is involuntarily terminated (other than for Cause) by the Company, the Consultant shall be entitled to receive the balance of any remaining unpaid monthly fees at the time of the Change in Corporate Control.

                  (b) For purposes of this Agreement, a "Change in Corporate Control" shall include any of the following events:

                           (1) The acquisition in one or more transactions of more than fifty-one percent (51%) of the Company's outstanding Common Stock by any corporation, or other person or group (within the meaning of Section 14(d)(3) of the Securities Exchange Act of 1934, as amended);

                           (2) Any merger or consolidation of the Company into or with another corporation in which the Company is not the surviving entity, or any transfer or sale of substantially all of the assets of the Company or any merger or consolidation of the Company into or with another corporation in which the Company is the surviving entity and in connection with such merger or consolidation, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for other stock or securities of any other person, or cash, or any other property;

                           (3) Any person or group of persons announces a tender offer for at least fifty one percent (51%) of the Company's Common Stock.

provided that, no acquisition of stock by any person in a public offering or private placement of the Company's common stock or any other transaction approved by the Company's Board of Directors shall be considered a Change in Corporate Control.

         10.  NON-EXCLUSIVE RELATIONSHIP

                  Nothing contained herein shall limit nor restrict Consultant from engaging in relationships with other companies or entities.

         11.  EMPLOYEES

                  All personnel assigned by Consultant to perform services hereunder will be employees of Consultant and Consultant will pay all salaries and expenses of, and all federal, social security, federal and state unemployment taxes, and any other payroll or withholding taxes relating to such employees.

         12.  PROTECTION OF CONFIDENTIAL INFORMATION

                  The Consultant agrees that Consultant will keep all confidential and proprietary information of the Company or relating to its business (including, but not limited to, information regarding the Company's customers, pricing policies, methods of operation, proprietary computer programs and trade secrets) confidential, and that Consultant will not (except with the Company's prior written consent), while engaged by the Company or thereafter, disclose any such confidential information to any person, firm, corporation, association or other entity, other than in furtherance of Consultant's duties hereunder, and then only to those with a "need to know." The Consultant shall not make use of any such confidential information for Consultant's own purposes or for the benefit of any person, firm, corporation, association or other entity (except the Company) under any circumstances during or after the term of Consultant's engagement. The foregoing shall not apply to any information which is already in the public domain, or is generally disclosed by the Company or is otherwise in the public domain at the time of disclosure.

                  The Consultant recognizes that because Consultant's work for the Company will bring Consultant into contact with confidential and proprietary information of the Company, the restrictions of this Section 12 are required for the reasonable protection of the Company and its investments and for the Company's reliance on and confidence in the Consultant.

         13. INJUNCTIVE RELIEF

                  The Consultant acknowledges and agrees that it would be difficult to fully compensate the Company for damages resulting from the breach or threatened breach of the covenants set forth in Section 12 of this Agreement and accordingly agrees that the Company shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions in any action or proceeding instituted in the United States District Court for the Western District of Florida or in any court in the State of Florida having subject matter jurisdiction. This provision with respect to injunctive relief shall not, however, diminish the Company's right to claim and recover damages.

         14. SEPARABILITY

                  If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

         15. ASSIGNMENT

                  This Agreement shall be binding upon and inure to the benefit of the assigns and successors of the Consultant and the assigns and successors of the Company.

         16. ENTIRE AGREEMENT

                  This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the Company and the Consultant, except that certain Separation and Release Agreement dated June 5, 2000. The Agreement may be amended at any time by mutual written agreement of the parties hereto.

         17. GOVERNING LAW

                  This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of Florida, other than the conflict of laws provisions of such laws.

IN WITNESS WHEREOF, the Company and the Consultant have caused this Agreement to be duly executed as of the day and year first above written.

                                      CONSULTANT


                                      By:  /s/  Mark Mastrini
                                         --------------------------------
                                      Mark Mastrini


                                      800 TRAVEL SYSTEMS, INC.


                                      By:  /s/  Peter M. Sontag
                                         --------------------------------
                                      Peter M. Sontag, CEO

                                   SCHEDULE 3
                                   ----------
                                  STOCK OPTIONS
                                  -------------


Employee acknowledges that the following table represents the stock options that have been granted to Employee and the exercise periods and expiration date thereof.

                                                 EXPIRATION    EXERCISE
GRANT DATE                   SHARES                 DATE        PRICE    PLAN/NO PLAN
----------                   ------                 ----        -----    -----------
                      ISO'S          NQSO'S
                     -----           ------
                                                                          <C.
12/31/97             40,000                        9/04/00      $5.00     97 Plan
12/31/97                             10,000       12/31/07      $5.00     97 Plan
4/01/98              33,333                        9/04/00      $3.00     97 Plan
9/01/98                              50,000       12/31/07      $5.00     97 Plan
9/01/98                             250,000       12/31/07      $5.00     No Plan
11/23/98                              7,500        5/23/10      $5.50     98 Plan
                   --------        --------
                     73,333         317,500
                   ========        ========

The stock option agreements covering the above grants shall remain in full force and effect and the options granted pursuant to option plans shall remain subject to the terms and conditions thereof.